Exhibit 10.6

Form of Settlement AGREEMENT

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF ERIE

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[ ], Plaintiff, -against- CONNECTM BABIONE LLC D/B/A/ BABIONES AIR CONDITIONING & HEATING and MAHESH P. CHOUDHURY, Defendants.		Index No. 805960/2025
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STIPULATION OF SETTLEMENT WITH LEAVE TO APPLY FOR DEFAULT JUDGMENT PURSUANT TO CPLR 3215(I)

THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE (“Settlement Agreement”) is entered into as of May 01, 2025 (the “Execution Date”), by and between [ ] (“PLAINTIFF”) and CONNECTM BABIONE LLC D/B/A BABIONES AIR CONDITIONING & HEATING and MAHESH P CHOUDHURY (“Defendants”) (collectively, the “Parties”).

WHEREAS, the Parties agree that there is a balance owed by DEFENDANTS to PLAINTIFF on the portion of unpaid receivables plus other certain fees, in the amount of $184,166.70. (“Indebtedness”), and

WHEREAS, The Defendants agree and acknowledge that the Agreement is a true purchase and sale of future receivables, not a loan, and is governed by New York Law; and

WHEREAS, the parties have agreed to the terms of settlement as set forth below,

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.The defendants consent to the jurisdiction of this court and consent to have accepted service of the Summons and Verified Complaint in this Action.
2.Payment of Outstanding Debt. The Parties agree that if the Defendants do not breach this Agreement the Plaintiffs will accept $140,000.00 as payment in full (the “Settlement Amount”). Defendants agree to pay the Outstanding Obligation in full as follows:
a.	$41,823.87 via conditional release from funds restrained at [ ];
b.	$8,181.35 monthly payment via wire commencing on May 9, 2025 and on the 9th of each month thereafter until the settlement balance has been paid in full;
3.Plaintiffs obligations are conditioned on the fact that there are no other funds on hold by way of restraint, lien or any other method of taken by or on behalf of the Plaintiff, other than funds that are described explicitly in this agreement. If it becomes known that there are funds on hold that the Defendants did not disclose to Plaintiff, said failure to disclose will be deemed a breach of this Agreement and Plaintiff will have all remedies afforded it by this agreement.
4.Forbearance / Stay of Litigation in the Event of Full Compliance and Payment. Providing full compliance with the terms of this Agreement, the actions set forth in this Agreement shall stay any further legal action.
5.Effective Date. The Agreement shall become binding and be closed by the execution hereof by all parties.

6.Waiver of Plaintiff’s Liability. Upon the Effective Date, the Defendants for itself and on behalf of all parents, divisions, subsidiaries, affiliates, related entities, representatives, successors, directors, officers, owners, agents, employees, insurance carriers, attorneys and assigns, hereby releases and forever discharges Plaintiff and its respective parents, divisions, subsidiaries, affiliates, related entities, representatives, successors, directors, officers, owners, agents, employees, insurance carriers, attorneys and assigns of and from any and all claims, counterclaims, demands, damages, debts, liabilities, accounts, actions, causes of action and suits, known or unknown, liquidated or contingent, arising from, which may arise in the future from, or which are related in any manner to the underlying Agreement, including any claims that were or could have been asserted, other than Plaintiff’s obligations under this Settlement Agreement. Defendants acknowledges that any and all legal claims it maintains must be brought by a breach of this settlement agreement.
7.Waiver of Defendant’s Liability. Upon the receipt of the settlement amount and provided the Defendants do not otherwise breach this Agreement, the Plaintiff waives all legal rights and claims as to the underlying Agreements that the debt arose from. Plaintiff acknowledges that any and all legal claims it maintains must be brought by a breach of this settlement agreement, and releases Defendants from any claims Plaintiff may have against Defendants from the beginning of time until this day.
8.Default and No Right To Cure. A default under this Stipulation will occur if payment is not received on the date it is due or if any payment is returned unpaid for any reason whatsoever. Defendants agree that they will have no further right to cure any missed payments and plaintiff can elect to enforce all provisions of this agreement including Section 9 without further notice.

9.Judgment. In the event that the Plaintiff that declares a default under this Stipulation, Plaintiff may at its option, apply for entry of a default judgment without notice against the Defendants and Guarantor, pursuant to CPLR 3215(i) Such application for entry of default judgment will include an affidavit or affirmation specifying the default and the amount of the unpaid balance of the entire abovementioned obligation.
a.	In the event of a default hereunder, plaintiff may nevertheless elect to accept any late payment without giving up any future right to apply for entry of a default judgment of any future or past defaults.
b.	Any Default Judgment entered hereunder will be for the sum of the unpaid Indebtedness plus any accrued interest, costs disbursements and attorneys fees calculated at 25% of the unpaid Indebtedness at the time the Judgment is filed.
10.Remedies. In the event of a breach of this Agreement Plaintiff reserves the right to exercise any and all remedies in law or equity and those contained in the underlying Merchant Agreement, including but not limited to exercise its right as a secured creditor and all rights afforded them by the Uniform Commercial Code, including but not limited to, UCC9-406, 9-408, and 9-607.
11.Venue. The Defendants recognize that because payment is to be made in the state of New York, This Agreement shall be governed by and construed according to the laws of the State of New York, without giving effect to its choice of law principles. The parties agree that all actions and proceedings arising out of or relating directly or indirectly to this Agreement or any ancillary agreement or any other related obligations shall be litigated solely and exclusively in the Supreme Court within the State of New York, and that such courts are convenient forums.

Each party hereby submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings. The Defendants agree that the emailing of the any summons and complaint or other service of process to the email address: _ NA, without the necessity for service by any other means provided by statute or rule of court, without invalidating service performed in accordance with such provisions.
12.Execution and Delivery of Documents. The Parties agree that they respectively shall, upon request by another party to this Agreement, execute and deliver promptly any and all such documentation, or documents of any and every kind and character as may be reasonably required, necessary or proper for the purpose of giving full force and effect to this agreement and to the covenants, conditions, and agreements contained herein. Furthermore, the parties agree to cooperate and to do all things necessary to accomplish the intention of this agreement.
13.Incorporation by Reference, Recitals. All documents referred to in this Agreement are made a part hereof and incorporated herein by reference.
14.Copies. Any true executed copy of the Agreement shall be deemed to constitute an original of the same.
15.Construction and Interpretation. No provision in this Agreement shall be interpreted for or against another party because that party’s attorney drafted such provision.
16.Entire Agreement. This Agreement represents the full, complete and entire agreement between the parties. This Agreement may only be modified in writing, accepted, and approved in writing by all Parties.
17.Attorney Review. Defendants acknowledge they had ample time to consult with an attorney of its choosing with respect to the terms of this Agreement, and has been advised to do so.

Signature Page to Follow

IN WITNESS WHEREOF, this Stipulation and Settlement Agreement has been agreed to and executed by the undersigned this 05 day of May, 2025.

MAHESH P CHOUDHURY

MAHESH P CHOUDHURY on behalf of CONNECTM BABIONE LLC D/B/A BABIONES AIR CONDITIONING & HEATING

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Attorneys for Plaintiffs